Exhibit 99.1

Q4 GAAP revenue $400.9 million, Fully Diluted GAAP Earnings Per Share $0.28,

Adjusted revenue $404.6 million, Adjusted Diluted Earnings Per Share $0.46

WINDSOR, CT, February 15, 2017 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

GAAP Results

SS&C reported GAAP revenue of $400.9 million for the fourth quarter of 2016, compared to $300.9 million in the fourth quarter of 2015. GAAP revenue for the year ended December 31, 2016 was $1,481.4 million, increasing from $1,000.3 million in 2015. GAAP operating income for the fourth quarter of 2016 was $95.3 million, compared to $48.3 million in 2015’s fourth quarter. GAAP operating income for the year ended December 31, 2016 was $288.7 million, an increase from $164.7 million for 2015. On a fully diluted GAAP basis, earnings per share in the fourth quarter of 2016 was $0.28 compared to fully diluted GAAP earnings per share of $0.06 in the fourth quarter of 2015. On a fully diluted GAAP basis, earnings per share for the year ended December 31, 2016 was $0.64, up from 2015’s $0.22 per share.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the fourth quarter of 2016 was $404.6 million, up 24.2 percent compared to $325.8 million in the fourth quarter of 2015. Adjusted revenue for the year ended December 31, 2016 was $1,524.0 million, up 44.3 percent over $1,056.4 million for 2015. Adjusted operating income in the fourth quarter of 2016 was $160.4 million, or 39.6 percent of adjusted revenue. This represents a 20.3 percent increase compared to adjusted operating income of $133.3 million and 40.9 percent of adjusted revenue in the fourth quarter of 2015. Adjusted operating income for the year ended December 31, 2016 was $586.6 million, up 39.2 percent from adjusted operating income of $421.5 million in 2015.

Adjusted net income for the fourth quarter of 2016 was $95.2 million, up 29.3 percent compared to $73.6 million in 2015’s fourth quarter. Adjusted net income for the year ended December 31, 2016 was $337.5 million, up 33.1 percent compared to $253.6 million for 2015. Adjusted diluted earnings per share in the fourth quarter of 2016 was $0.46 per share, up 27.8 percent compared to $0.36 per share in the fourth quarter of 2015. Adjusted diluted earnings per share for the year ended December 31, 2016 was $1.64, up 23.3 percent compared to $1.33 for 2015.

Highlights:

•	SS&C adjusted revenue for Q4 2016 was $404.6 million, up 24.2 percent from Q4 2015 revenue of $325.8 million.
•	Adjusted diluted earnings per share was $0.46 for Q4 2016, increasing 27.8 percent from Q4 2015’s $0.36 adjusted diluted earnings per share.
•	Q4 2016 net cash from operating activities was $181.4 million, an increase of 64.8 percent.
•	Net cash from operating activities increased 81.4 percent to $418.4 million for the twelve months ended December 31, 2016.
•	SS&C closed Wells Fargo Global Fund Services and Conifer Financial Services acquisitions in December 2016, adding a total of $159.9 billion in assets under administration.

•	SS&C paid off $263.4 million of debt net of the revolver draw down which was used to fund the fourth quarter acquisitions, bringing our net debt to consolidated EBITDA leverage ratio to 3.93x.

“SS&C closed out 2016 with over $1.5 billion in adjusted revenues, and adjusted consolidated EBITDA margins above 40 percent” says Bill Stone, Chairman and Chief Executive Officer. “Our year is marked by our acquisitions of Citi Alternative Investor Services, Salentica, Wells Fargo Global Fund Services, and Conifer Financial Services – expanding our reach and capability in fund administration and RIAs. The talent we acquired, both organically and through acquisitions, increase our market opportunity and our ability to win bigger, more complex mandates from top financial institutions.”

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,473.8 million based on adjusted recurring revenue $368.5 million for the fourth quarter of 2016. This represents an increase of 24.9 percent from $295.0 million and $1,180.0 million run-rate in the same period in 2015 and an increase of 2.3 percent from $360.3 million for the third quarter of 2016, an annual run rate of $1,441.3 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the year with $117.6 million in cash, and $2,559.6 million in gross debt for a net debt balance of $2,442.0 million. Net cash from operating activities was $181.4 million in Q4 2016, a 64.8 percent increase from $110.1 million in Q4 2015. For the full year ended December 31, 2016, SS&C generated net cash from operating activities of $418.4 million, compared to $230.6 million for the same period in 2015, an 81.4 percent increase. SS&C’s leverage ratio as defined in our credit agreement stood at 3.93 times consolidated EBITDA as of December 31, 2016.

Guidance

	Q1 2017	FY 2017
Adjusted Revenue ($M)	$402.5 – $408.5	$1,655.0 – $1,685.0
Adjusted Net Income ($M)	$89.0 – $92.5	$392.0 – $409.0
Cash from Operating Activities ($M)	–	$480.0 – $500.0
Capital Expenditures (% of revenue)	–	2.5% – 3.0%
Diluted Shares (M)	207.5 – 208.0	208.0 – 210.0
Effective Income Tax Rate (%)	29%	29%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 and Full Year 2016 earnings call will take place at 5:00 p.m. eastern time today, February 15, 2017. The call will discuss Q4 and Full Year 2016 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Fourth Quarter and Full Year 2017 Conference Call”; conference ID #53329711. A replay will be available after 8:00 p.m. eastern time on February 15, 2017, until midnight on February 22, 2017. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #53329711. The call will also be available for replay on SS&C’s website after February 15, 2017; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the first quarter and full year of 2017 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 11,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Software-enabled services	$257,700	$185,736	$956,791	$670,170
Maintenance and term licenses	109,273	87,373	414,710	246,422
Total recurring revenues	366,973	273,109	1,371,501	916,592
Perpetual licenses	9,317	8,941	23,960	31,467
Professional services	24,634	18,838	85,975	52,226
Total non-recurring revenues	33,951	27,779	109,935	83,693
Total revenues	400,924	300,888	1,481,436	1,000,285
Cost of revenues:
Software-enabled services	141,311	100,093	544,356	373,394
Maintenance and term licenses	45,298	43,969	184,162	113,865
Total recurring cost of revenues	186,609	144,062	728,518	487,259
Perpetual licenses	650	35	2,399	3,116
Professional services	18,040	14,579	69,572	41,975
Total non-recurring cost of revenues	18,690	14,614	71,971	45,091
Total cost of revenues	205,299	158,676	800,489	532,350
Gross profit	195,625	142,212	680,947	467,935
Operating expenses:
Selling and marketing	31,374	30,550	117,098	94,950
Research and development	37,714	35,898	152,689	110,415
General and administrative	31,226	27,462	122,465	97,832
Total operating expenses	100,314	93,910	392,252	303,197
Operating income	95,311	48,302	288,695	164,738
Interest expense, net	(30,871)	(33,693)	(128,454)	(77,357)
Other income (expense), net	2,555	(1,404)	3,375	3,878
Loss on extinguishment of debt	—	—	—	(30,417)
Income before income taxes	66,995	13,205	163,616	60,842
Provision for income taxes	9,972	1,107	32,620	17,980
Net income	$57,023	$12,098	$130,996	$42,862
Basic earnings per share	$0.28	$0.06	$0.65	$0.24
Basic weighted average number of common shares outstanding	202,895	195,320	200,252	182,196
Diluted earnings per share	$0.28	$0.06	$0.64	$0.22
Diluted weighted average number of common and common equivalent shares outstanding	207,207	203,906	205,793	190,896
Net income	$57,023	$12,098	$130,996	$42,862
Other comprehensive loss, net of tax:
Foreign currency exchange translation adjustment	(26,371)	(16,633)	(55,903)	(68,049)
Total comprehensive loss, net of tax	(26,371)	(16,633)	(55,903)	(68,049)
Comprehensive income (loss)	$30,652	$(4,535)	$75,093	$(25,187)

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$117,558	$434,159
Accounts receivable, net	241,307	169,951
Prepaid expenses and other current assets	31,119	27,511
Prepaid income taxes	23,012	40,627
Restricted cash	2,116	2,818
Total current assets	415,112	675,066
Property, plant and equipment, net	80,395	67,143
Deferred income taxes	2,410	2,199
Goodwill	3,652,733	3,549,212
Intangible and other assets, net	1,556,321	1,508,622
Total assets	$5,706,971	$5,802,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$126,144	$32,281
Accounts payable	16,490	11,957
Income taxes payable	3,473	1,428
Accrued employee compensation and benefits	104,118	83,894
Interest payable	21,470	28,903
Other accrued expenses	53,708	36,231
Deferred revenue	235,222	222,024
Total current liabilities	560,625	416,718
Long-term debt, net of current portion	2,374,986	2,719,070
Other long-term liabilities	59,227	51,434
Deferred income taxes	453,555	509,574
Total liabilities	3,448,393	3,696,796
Total stockholders’ equity	2,258,578	2,105,446
Total liabilities and stockholders’ equity	$5,706,971	$5,802,242

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Year Ended December 31,
	2016	2015
Cash flow from operating activities:
Net income	$130,996	$42,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	228,683	150,834
Stock-based compensation expense	50,564	44,079
Income tax benefit related to exercise of stock options	(46,207)	(32,960)
Amortization and write-offs of loan origination costs	10,680	8,126
Loss on extinguishment of debt	—	3,954
Loss on sale or disposition of property and equipment	162	336
Deferred income taxes	(47,836)	(39,806)
Provision for doubtful accounts	3,486	1,137
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(10,850)	(12,160)
Prepaid expenses and other assets	(2,844)	(6,019)
Accounts payable	(1,300)	(5,586)
Accrued expenses	20,679	4,073
Income taxes prepaid and payable	65,117	11,514
Deferred revenue	17,077	60,240
Net cash provided by operating activities	418,407	230,624
Cash flow from investing activities:
Additions to property and equipment	(27,926)	(13,600)
Proceeds from sale of property and equipment	71	64
Cash paid for business acquisitions, net of cash acquired	(457,511)	(2,730,956)
Additions to capitalized software	(9,621)	(4,273)
Purchase of long-term investment	(1,000)	—
Net changes in restricted cash	700	453
Net cash used in investing activities	(495,287)	(2,748,312)
Cash flow from financing activities:
Cash received from debt borrowings, net of original issue discount	120,000	3,068,075
Repayments of debt	(383,436)	(903,448)
Proceeds from exercise of stock options	39,239	30,092
Withholding taxes related to equity award net share settlement	(7,430)	(6,939)
Income tax benefit related to exercise of stock options	46,207	32,960
Proceeds from common stock issuance, net	—	717,802
Purchase of common stock for treasury	(15)	—
Payment of fees related to refinancing activities	(519)	(46,025)
Dividends paid on common stock	(50,140)	(45,451)
Net cash (used in) provided by financing activities	(236,094)	2,847,066
Effect of exchange rate changes on cash and cash equivalents	(3,627)	(4,796)
Net (decrease) increase in cash and cash equivalents	(316,601)	324,582
Cash and cash equivalents, beginning of period	434,159	109,577
Cash and cash equivalents, end of period	$117,558	$434,159

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2016	2015	2016	2015
Revenues	$400,924	$300,888	$1,481,436	$1,000,285
Purchase accounting adjustments to deferred revenue	3,723	24,923	42,603	56,154
Adjusted revenues	$404,647	$325,811	$1,524,039	$1,056,439

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2016	2015	2016	2015
Software-enabled services	$257,700	$185,736	$956,791	$670,170
Maintenance and term licenses	109,273	87,373	414,710	246,422
Total recurring revenues	366,973	273,109	1,371,501	916,592
Perpetual licenses	9,317	8,941	23,960	31,467
Professional services	24,634	18,838	85,975	52,226
Total non-recurring revenues	33,951	27,779	109,935	83,693
Total revenues	$400,924	$300,888	$1,481,436	$1,000,285

Software-enabled services	$257,706	$186,151	$957,064	$670,585
Maintenance and term licenses	110,744	108,849	443,545	295,796
Total adjusted recurring revenues	368,450	295,000	1,400,609	966,381
Perpetual licenses	9,317	8,941	23,960	31,467
Professional services	26,880	21,870	99,470	58,591
Total adjusted non-recurring revenues	36,197	30,811	123,430	90,058
Total adjusted revenues	$404,647	$325,811	$1,524,039	$1,056,439

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2016	2015	2016	2015
Operating income	$95,311	$48,302	$288,695	$164,738
Amortization of intangible assets	51,731	44,131	204,945	131,913
Stock-based compensation	10,162	12,644	50,564	44,079
Capital-based taxes	10	1,464	1,482	828
Unusual or non-recurring charges (1)	1,381	4,776	9,266	30,027
Purchase accounting adjustments (2)	1,788	21,954	31,619	49,927
Adjusted operating income	$160,383	$133,271	$586,571	$421,512

(1)

Unusual or non-recurring charges include proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with facilities consolidations and acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2016, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2016	2015	2016	2015
Net income	$57,023	$12,098	$130,996	$42,862
Interest expense, net	30,871	33,693	128,454	77,357
Income tax provision	9,972	1,107	32,620	17,980
Depreciation and amortization	57,773	49,994	228,683	150,834
EBITDA	155,639	96,892	520,753	289,033
Stock-based compensation	10,162	12,644	50,564	44,079
Capital-based taxes	10	1,464	1,482	828
Acquired EBITDA and cost savings (1)	726	3,175	9,094	109,492
Unusual or non-recurring charges (2)	(1,174)	6,179	5,891	26,148
Loss on extinguishment of debt	—	—	—	30,417
Purchase accounting adjustments (3)	1,788	21,954	31,619	49,927
Other (4)	376	630	2,198	1,529
Consolidated EBITDA	$167,527	$142,938	$621,601	$551,453
Less: acquired EBITDA	(726)	(3,175)	(9,094)	(109,492)
Adjusted Consolidated EBITDA	$166,801	$139,763	$612,507	$441,961

(1)

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)

Unusual or non-recurring charges include foreign currency gains and losses, proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with the facilities consolidations, acquisitions and the sale of fixed assets.

(3)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(4)	Other includes the non-cash portion of straight-line rent expense.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2016	2015	2016	2015
GAAP – Net income	$57,023	$12,098	$130,996	$42,862
Plus: Amortization of intangible assets	51,731	44,131	204,945	131,913
Plus: Amortization of deferred financing costs and original issue discount	2,686	2,653	10,680	8,126
Plus: Stock-based compensation	10,162	12,644	50,564	44,079
Plus: Capital-based taxes	10	1,464	1,482	828
Plus: Unusual and non-recurring items (1)	(1,174)	6,179	5,891	26,148
Plus: Loss on extinguishment of debt	—	—	—	30,417
Plus: Purchase accounting adjustments (2)	1,788	21,954	31,619	49,927
Income tax effect (3)	(27,043)	(27,517)	(98,643)	(80,657)
Adjusted net income	$95,183	$73,606	$337,534	$253,643
Adjusted diluted earnings per share	$0.46	$0.36	$1.64	$1.33
GAAP diluted earnings per share	$0.28	$0.06	$0.64	$0.22
Diluted weighted-average shares outstanding	207,207	203,906	205,793	190,896

(1)

Unusual or non-recurring charges include foreign currency gains and losses, proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with the facilities consolidations, acquisitions and the sale of fixed assets.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.